Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Rhapsody Acquisition Corp. (the “Company”) on Form 10-QSB for the period ending September 30, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Eric S. Rosenfeld, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Eric S. Rosenfeld	Dated: November 13, 2007
Eric S. Rosenfeld
Chief Executive Officer (Principal Executive Officer)